EXHIBIT 10.1

ISTA PHARMACEUTICALS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

This 2009 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is hereby established by ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”) as of October 8, 2009.

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose. The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE II

DEFINITIONS

2.1 Compensation. “Compensation” means the (i) regular base salary paid to a Participant by the Company during such individual’s period of participation in one or more Offering Periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any of its affiliates. The following items of compensation shall be included in Compensation: all (i) overtime payments, commissions that function as base salary equivalents, vacation and sick leave compensation and bonuses. The following items of compensation shall not be included in Compensation: (i) commissions that do not function as base salary equivalents, (ii) profit-sharing distributions (iii) incentive compensation and incentive payments and (iv) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Company or any of its affiliates under any employee benefit or welfare plan now or hereafter established.

2.2 Employee. “Employee” means each person currently employed by the Company or any of its operating subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any of its operating subsidiaries.

2.3 5% Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 424(d) shall apply.

2.4 Offering Date. “Offering Date” means the first day of each Offering Period (January 1 and July 1) under the Plan. For the first Offering Period, the Offering Date shall be January 1, 2010.

2.5 Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.6 Plan Year. “Plan Year” means the twelve consecutive month period ending on December 31.

2.7 Offering Period. “Offering Period” means the consecutive six-month periods from January 1 through June 30 and July 1 through December 31 of each calendar year.

2.8 Purchase Date. “Purchase Date” means, subject to Section 10.5 and 11.1, the last day of each Offering Period (June 30 and December 31).

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Each Employee of the Company or any of its operating subsidiaries designated from time to time by the Administrator, who may become a Participant in the Plan on the Offering Date coincident with or next following his satisfaction of such requirements of employment with the Company or any of its operating subsidiaries. The Administrator may exclude from participation those persons allowed to be excluded pursuant to Section 423 of the Code, provided that such exclusions shall apply to all employees who meet the exclusion criteria. The Administrator may provide that Employees who are “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code are not eligible to participate in the Plan.

3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion and delivery to the Finance Department of the Company of a subscription agreement provided by the Company (the “Subscription Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Offering Date coincident with or next following the filing of the Participant’s Subscription Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Subscription Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

3.3 Special Rules. Under no circumstances shall:

(a) A 5% Owner be granted a right to purchase Company Stock under the Plan; or

(b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceeds an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to twenty-five thousand dollars ($25,000) worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Offering Date) during each Plan Year.

(c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceeds 1,000 shares, subject to necessary adjustments under Section 10.4.

ARTICLE IV

OFFERING PERIODS

The initial grant of the right to purchase Company Stock under the Plan shall commence on January 1, 2010 and terminate on the next Purchase Date. Thereafter, the Plan shall provide for Offering Periods commencing on each Offering Date and terminating on the next following Purchase Date.

ARTICLE V

PAYROLL DEDUCTIONS

5.1 Participant Election. Within the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated as a whole percentage of Participant’s Compensation, not to exceed fifteen percent (15%) of Compensation for any Plan Year. The amount so designated within the Subscription Agreement shall be effective as of the next Offering Date and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2 Changes in Election. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article VIII. A Participant may decrease or increase the rate of payroll deductions at any time during any Offering Period by completing and delivering to the Finance Department of the Company a new Subscription Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Finance Department a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Subscription Agreement.

5.3 Participant Accounts. The Company shall establish and maintain a separate journal account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE VI

GRANT OF PURCHASE RIGHTS

6.1 Right to Purchase Shares. On each Offering Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:

(a) 85% of the Fair Market Value of Company Stock on the Offering Date; or

(b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

6.3 Fair Market Value. “Fair Market Value” means the value of one share of Company Stock, determined as follows:

(a) If the Company Stock is then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on such exchange on the immediately preceding day on which a sale occurred.

(b) If the Company Stock is not then listed or admitted to trading on a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over the counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (defined in Section 9.1(a) below) in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE VII

PURCHASE OF STOCK

7.1 Purchase of Company Stock. Absent an election by the Participant to terminate and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. The Plan shall not be required to purchase any fractional shares of Company Stock. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant’s Account and carried forward to the next Offering Period, or may be returned to the Participant at his or her election.

7.2 Delivery of Company Stock.

(a) Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to a contract administrator (the “Agent”) engaged by the Administrator under Article IX to carry out responsibilities under the Plan. If the Company Stock is issued in the name of the Agent, all Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Agent for the benefit of the Plan. The Agent shall maintain accounts for the benefit of the Participants which shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock that are being held by the Agent for the benefit of each Participant.

(b) Any Participant may elect to have the Company Stock purchased under the Plan from his or her Account be issued directly to the Participant. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

(c) In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a number of shares of Company Stock purchased promptly after the Purchase Date. Shares shall be delivered either in certificated form, or otherwise, as elected by the Company in the exercise of its reasonable discretion and subject to applicable law. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

ARTICLE VIII

WITHDRAWAL

8.1 In Service Withdrawals. At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Finance Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, that Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Company.

8.2 Termination of Employment.

(a) In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary, without interest.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

(c) Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Company may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant, and no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Company shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE IX

PLAN ADMINISTRATION

9.1 Plan Administration.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, or a committee thereof (herein referred to as the “Administrator”). The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

(i) To determine when and how rights to purchase common stock are granted and the terms and conditions of each offering;

(ii) To designate from time to time which of the Company’s designated subsidiaries are eligible to participate in the Plan;

(iii) To construe and interpret the Plan and the rights offered under the Plan;

(iv) To establish, amend and revoke rules and regulations for the administration of the Plan;

(v) To amend, suspend or terminate the Plan; provided, however that the Administrator may not amend the Plan to either increase the number of shares that may be purchased under the Plan or to change the designation or class of Employees eligible to participate in the Plan without obtaining stockholder approval within 12 months before or after such action if such approval is required by applicable laws, codes or regulations; and

(vi) To exercise such other powers and perform such other acts deemed necessary to carry out the intent of the Plan.

(c) Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.

9.2 Limitation on Liability. No Employee of the Company or member of the Administrator shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Administrator, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.

ARTICLE X

COMPANY STOCK

10.1 Limitations on Purchase of Shares. Subject to Section 10.4, the maximum number of shares of Company Stock that shall be reserved for issuance under the Plan shall be Three Million (3,000,000) shares plus an annual increase to be added on January 1 or each calendar year beginning January 1, 2011 equal to the lesser of (i) 1% of the number of outstanding shares of the Company Stock or (ii) an amount determined by the Administrator; provided, however, that in no event shall the maximum number of shares of Company Stock reserved for issuance under the Plan exceed the lesser of (a) 10% of the Company Stock then outstanding or (b) Five Million (5,000,000) Shares. The shares of Company Stock to be sold to Participants under the Plan will be either purchased in broker’s transactions in accordance with the requirements of federal securities laws or issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable or purchasable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

10.2 Voting Company Stock. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

10.3 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

10.4 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.5 Merger, Liquidation or Dissolution of Company. In the event of: (1) the Company’s dissolution or liquidation, (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group of the beneficial ownership of the Company’s securities representing at least 50% of the combined voting power entitled to vote in the election of directors, then, the Administrator may, in its sole discretion, either (i) terminate the plan and return all accumulated payroll deductions to the Participants; (ii) terminate the plan and purchase shares for each Participant’s Account as if the effective date of the termination were a Purchase Date, (iii) cause the surviving or acquiring corporation to assume outstanding rights or substitute similar rights for those under the Plan, (iv) cause such rights to continue in full force and effect, (v) use Participants’ accumulated payroll deductions to purchase common stock immediately prior to the transaction described above and terminate Participants’ rights under the ongoing offering period, or (vi) use any combination of the foregoing as long as all Participants are treated similarly.

ARTICLE XI

MISCELLANEOUS MATTERS

11.1 Amendment and Termination. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated as provided herein. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, the Administrator may, in its sole discretion either (i) return all accumulated payroll deductions to the Participants, or (ii) purchase shares for each Participant’s Account as if the effective date of the termination were a Purchase Date. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without obtaining stockholder approval within 12 months before or after such action if such amendment would:

(a) Increase the number of shares of Company Stock that may be issued under the Plan; or

(b) Change the designation or class of employees eligible to participate in the Plan.

11.2 Stockholder Approval. Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board of Directors of the Company.

11.3 Benefits Not Alienable. Rights and benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

11.4 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.5 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California without regard for conflicts of laws principles.

11.6 Non business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.7 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to insure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make irrevocable elections in accordance with the rules set forth under Section 16b 3 of the Securities Exchange Act of 1934.